MACOM CEO Presentation to Mindspeed Employees November 6, 2013 Exhibit 99.1

Forward-Looking Statement Safe Harbor and
Use of Non-GAAP Financial Measures
This presentation contains forward-looking statements based on management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include, among others, statements concerning the Mindspeed transaction, including those regarding the potential date of closing of the acquisition, and any potential benefits and synergies, strategic plans, divestitures, restructuring, cost savings, accretion, and financial and business expectations associated with the acquisition, as well as any other statements regarding our plans, beliefs or expectations regarding the transaction or its future business or financial results.
Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as
"anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential,” "predicts," "projects," "seeks," "should,"
"will," "would" or similar expressions and the negatives of those terms.
Our forward-looking statements are subject to assumptions, risks and uncertainties, and are not guarantees of future results. Actual results may differ materially from the outcomes stated or implied by our forward-looking statements based on any assumptions and risk factors we may mention today or otherwise, including the factors set forth in the press release we issued today related to the Mindspeed acquisition, our Quarterly Report on Form 10-Q filed with the SEC on August 5, 2013, and other information we file with the SEC, which are publicly-available on the SEC's EDGAR database located at www.sec.gov. We undertake no obligation to update these statements at a later date. All projections in this presentation were made as of November 5, 2013, are not being updated or reaffirmed as of any later date, and MACOM undertakes no obligation to update them at any future date.
We make references in this presentation to certain financial information calculated on a basis other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP measures are provided to enhance the user’s overall understanding of the MACOM financial information as well as potential impact of the Mindspeed acquisition.  Non-GAAP financial information excludes amortization intangibles, share-based and other non-cash compensation expense, restructuring charges, certain litigation costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, certain other cash costs, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of underlying performance. The exclusion of these and other similar items from non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management believes this non-GAAP financial information provides additional insight into on-going performance and has therefore chosen to provide this information for a more consistent basis of comparison and to help evaluate the results of on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations between certain GAAP and non-GAAP financial data can be found in our earnings press release issued on November 5, 2013.
Our fiscal year end is the Friday closest to September 30th. Fiscal year 2014 will be a 53-week year and the first quarter of fiscal year
2014 will have 14 weeks.

Tender Offer Information
The tender offer for the outstanding shares of common stock of Mindspeed described in this communication has not yet commenced. This presentation is for informational purposes only and is not an offer to purchase any shares of Mindspeed or a solicitation of an offer to sell securities.  At the time the tender offer is commenced, we will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and Mindspeed will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement
(including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to
Mindspeed stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

M/A-COM

Tyco Electronics

M/A-COM

MACOM Technology Solutions

MACOM

MACOM

MACOM Company Snapshot
Provider of high-performance analog semiconductor solutions for use in wireless and wireline applications across the RF, microwave & millimeterwave spectrum
1950 1960 1970 1980 1990 2000 2010 2020
GaAs
HMIC
First product: Magnetron
for microwave radar
Vacuum tubes
Silicon
Cobham
acquires
MACOM
AMP acquires
MACOM
Tyco acquires
AMP
Microwave
Associates
founded
First high-power PIN diodes,
transistors, phase shifters
First GaN transistors
in plastic, smart pallets
First GaAs switch
IC for handsets
MTSI IPO
MTSI
Tender Offer
For  MSPD
GaN power transistors
and pallets
John Ocampo
acquires MTSI
$319 million of FY 2013 revenue
6,000+ customers worldwide
Global, multi-channel sales strategy
2,700+ products across 37 product lines

REVENUE

$100
$75
$50
$75
$78
$82
$84
Q1 Actual
Q2 Actual
Q3 Actual
Q4 Actual

GROSS MARGIN [1]

50%
45%
40%
35%
44.0%
44.5%
45.0%
45.4%
Q1 Actual
Q2 Actual
Q3 Actual
Q4 Actual

OPERATING MARGIN [1]

20%
15%
10%
18.4%
19.1%
19.8%
20.3%
Q1 Actual
Q2 Actual
Q3 Actual
Q4 Actual

EPS [1]

$0.30
$0.20
$0.10
$0.20
$0.24
$0.24
$0.25
Q1 Actual
Q2 Actual (2)
Q3 Actual
Q4 Actual

[redacted]

MACOM

MACOM’s Fiscal 2013: Financial Results & Model
___________________________
1. Non-GAAP. See summary of exclusions.
2. Q2 actual includes $0.02 EPS related to CY12 tax credits.
Incremental revenue model targets 60% gross margin contribution
($ in millions)

LOWELL
CORK, IRELAND
BELFAST, IRELAND
MACOM

MACOM

MACOM’s Global Presence, Local Touch
Facility
Facility
Design, Assembly,
Test
Design, Assembly,
Test, Fabrication
Direct sales, reps & distributors in 135 locations
6 R&D design centers in US, Europe, & Australia
COMPANY CONFIDENTIAL
Facility
Design
Facility Assembly, Test
Facility
Sales, Applications,
Supply Chain Quality
Facility
Sales
SANTA CLARA
LONG BEACH
SHANGHAI
SYDNEY
HSINCHU
SHENZHEN

Diverse Array of Products and Form Factors

Power Pallets & Transistors	Integrated Circuits	Diodes, Switch Limiters, Switches	Passive Components	Active Components	Multi-Chip Modules

MACOM’s Broad Catalog of Specialized Products
1 MHz
Radio Frequency
6 GHz
Microwave
20 GHz
110 GHz
Millimeter Wave
Industrial
Broad-
band
Wireless Data,
Toll Tags
GPS,
Avionic,
Radar
Cellular
DVB,
Satellite
Radio
WiMAX, WLAN,
Access Points
Test
Equipment
Microwave
Radio Links
DBS,
Industrial
Imaging
Satellite Payload
Communications
Industrial
VSAT
Millimeter
Wave Radio
Links
UAV
Datalink
SATCOM
Terminal
Communication
Tracking and
Jamming
Adaptive
Cruise
Control
Scientific
Imaging and
Measurement
Radar
Communications
Broadcast
Sticky, value-added technologies
Advanced RF, µW and mmW engineering competencies
Long product lifecycles
Serving a Broad Frequency Spectrum

CISCO
ARRIS
HUAWEI
ERICSSON
Nokia Siemens Networks
OCLARO
Alcatel-Lucent
SAMSUNG

NORTHROP GRUMMAN
Selex ES
LOCKHEED MARTIN
HARRIS
Rockwell Collins
MOTOROLA
THALES
iridium Everywhere

Agilent Technologies
ROHDE&SCHWARZ
SIEMENS

Ford
Audi
Mercedes-Benz

MACOM

MACOM’s Large and Diverse End Markets
Driven by cloud
computing,
streaming video
and mobile Internet
devices
Servicing transition
from GaAs to GaN
technologies
Demand for improved
situational awareness
on the modern
battlefield
Advanced driver
assistance for
navigation, fuel
efficiency and
reduced emissions
___________________________
Note:  Percentage of  MACOM revenue for FY Q4’13.
Networks – 26% A&D – 28% Multi-market – 21% Automotive – 25%

A&D
28%
Networks
26%
Multi-Market
21%
Automotive
25%

A&D
20%
Networks
17%
Multi-Market
15%
Enterprise
25%
Automotive
18%
Other
5%

Mindspeed Diversifies MACOM’s End Market Exposure
___________________________
1. Non-GAAP. Excludes Mindspeed Wireless business and non-recurring revenue related to sales of intellectual property.
$83.7 million
(Quarter ended 9/27/13)
$115.7 million
(1)
(Quarter ended 9/27/13)
• CPE
• HPA
• VoIP
• MACOM – Opto
• WAN
+

M02090
M21030

HUAWEI
CISCO
Alcatel·Lucent
MITSUBISHI ELECTRIC
WTD
CIG
evertz
infinera
eci
T&W
source
SONY
Harris Broadcast
Hisense
FiberHome
Miranda

MACOM

Enterprise – Mindspeed’s Core Strength
100G networks in enterprise equipment
Low-latency mega data centers
3G and 4K video broadcast
Enterprise IP PBX
Products Customers
Market Segments Applications
Lowest
Latency
Crosspoint
Switches
Integrated
Optical PMDs
Low Power
Equalizers & Signal
Conditioners
Optical  Module
Switch Card
Backplane
Line Card
System Chassis

Mindspeed increases SAM in
100G from ~$100M to
~$150M in 2015
Adds SiGe product portfolio,
moving MACOM from long
haul to <10km networks
Portfolio includes Modulator
Drivers, TIAs and CDR for
100G Ethernet
– fastest growing segment
within 100G
– estimated 80% CAGR
from 2013-2018¹
Increases Addressable Market
Mindspeed and MACOM to be Positioned as a
Clear Leader in 100G Physical Media Devices
Enhances MACOM’s ability
to capture more content per
BOM
– Integrated quad modulator
Driver + CDR
– Lowest power Quad CDR
– Quad channel 100G TIA
Complete Front-End Portfolio
Adds SiGe to MACOM’s
InP/GaAs capability
Multi Technology Capability
1 2 3
___________________________
1. Source: Ovum, August, 2013
InP/GaAs
SiGe
+

MACOM MINDSPEED

Agilent Technologies
ARRIS
Audi
Ford
HARRIS
iridium
Everywhere
ITT
LOCKHEED MARTIN
MOTOROLA
Mercedes-Benz
Nokia Siemens Networks
NORTHROP GRUMMAN
OCLARO
Raytheon
Rockwell Collins
ROHDE&SCHWARZ
SIEMENS
SELEX
THALES
ViaSat
Alcatel·Lucent
NEC
CISCO
FUJITSU
HUAWEI
ERICSSON
SAMSUNG
3M
AIPTEK
AzureWave
ASIA OPTICAL
Blackmagic design
eci
ciena
CIG
FiberHome
evertz
Google fiber
Harris Broadcast
HG Genuine
Hisense
Ikegami
infinera
LITEON
Miranda
MITSUBISHI ELECTRIC
Panasonic
Quanta Computer
SONY
source
T&W
Telstar
WTD
empowering the fiber
YOUNG Optics
ZTE中兴

MACOM

12 Combination Strengthens Relationships with Market Leaders and Expands Customer Base

MACOM

Asia
Pacific
27%
Americas
59%
Rest
14%

MINDSPEED

Americas
24%
Rest
6%
Asia
Pacific
70%

MACOM

Mindspeed Opens Asia Pacific Opportunities for
Share Expansion
___________________________
Note:  Geographic revenue based on the quarter ended June 28, 2013 for MACOM and Mindspeed. Mindspeed revenue excludes non-recurring revenue related to sales of intellectual property.

Thank you.